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                                                                    EXHIBIT 21.1

                                PUMATECH, INC.

                        SUBSIDIARIES OF THE REGISTRANT

Subsidiaries                       State or Other Jurisdiction of Incorporation
------------                       --------------------------------------------
PUMATECH International............ California, USA
Puma Technology K.K............... Japan
IntelliLink Corporation........... New Hampshire, USA
ProxiNet, Inc..................... Delaware, USA
NetMind Technologies, Inc......... California, USA

All subsidiaries of the registrant are wholly-owned.

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